                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


Date of Report (Date of earliest event reported): June 21, 1996 (June 6, 1996)
                                                 -------------------------------


                              RIVERSIDE GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



    FLORIDA                           0-9209                     59-1144172
- ---------------------------      ---------------------    ----------------------
(State or other jurisdiction     (Commission File No.)        (IRS Employer
     of incorporation)                                    Identification Number)


7800 BELFORT PARKWAY, JACKSONVILLE, FLORIDA                         32256
- -------------------------------------------                       ----------
 (Address of principal executive offices)                         (Zip Code)


                                  904-281-2200
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         LIFE INSURANCE REORGANIZATION

         As previously reported, on March 8, 1996, Riverside Group, Inc. ("Riverside") and its 99%-owned subsidiary, American Financial Acquisition Corporation ("AFAC") entered into a Merger Agreement (the "Circle Merger Agreement") dated March 8, 1996 with Circle Investors, Inc. ("Circle"). Circle is a privately-held financial services company located in Indianapolis, Indiana. Pursuant to the Circle Merger Agreement, on June 6, 1996, AFAC contributed its wholly-owned subsidiaries, American Founders Life Insurance Company ("American Founders"), Laurel Life Insurance Company and Aztec Life Insurance Company, to a newly-formed wholly-owned subsidiary of AFAC ("Newco"), and thereupon a newly-formed wholly-owned subsidiary of Circle merged (the "Merger") with and into Newco with Newco surviving as a wholly-owned subsidiary of Circle.

         In the Merger, the shares of Newco's capital stock held by AFAC were converted into $35,000,000 in cash, 2,267,000 newly-issued shares of Circle's common stock (the "Circle Common Shares"), without par value, and 3,600 newly-issued shares of Circle's Series C Preferred Stock (the "Circle Preferred Shares") with an aggregate liquidation preference of $3,600,000. The Circle Preferred Shares are non-voting, bear no dividends (except that dividends are to be imputed upon liquidation) and are convertible into Circle common stock in certain events (generally, (i) conversion of shares of Circle's Series A Preferred Stock, (ii) completion of an initial public offering by Circle, (iii) payment in full of the Riverside Notes (as defined below) or (iv) change in control of Circle) at a conversion price of 150% of book value per common share (as defined), subject to adjustment. The Circle Common Shares constitute approximately 30.5% of Circle's outstanding shares of common stock.

         In connection with the Merger, AFAC paid in full the $18,000,000 principal balance under its bank loan agreement.

         Also in connection with the Merger, 951,486 shares of Wickes Lumber Company ("Wickes") Common Stock and certain other assets formerly held by American Founders were distributed to AFAC. Also, Riverside purchased from American Founders certain real estate with a net appraised value of approximately $19,775,000 for $1,977,500 in cash and seven-year non recourse promissory notes (the "Riverside Notes") in the aggregate principal amount of $17,797,500. The Riverside Notes bear interest at LIBOR plus 3.0%, payable annually, and principal is payable annually based upon a 20-year amortization schedule (except that additional principal payments may be required to maintain specified loan-to-value ratios, and all proceeds of sale of the real estate securing the Riverside Notes is to be applied to principal and interest). The Riverside Notes are secured by mortgages on the real estate acquired and the pledge of the Circle Common Shares, the Circle Preferred Shares and 1,000,000 shares of Wickes Common Stock.

         Also in connection with the Merger, Circle, AFAC and Riverside entered into a shareholders, agreement pursuant to which, among other things, (i) Riverside agreed to vote all of the shares of Circle's common stock held by it in excess of 9% of Circle's outstanding shares as recommended by Circle's board of directors, (ii) Circle appointed J. Steven Wilson, Chairman, President and Chief Executive Officer of Riverside, to Circle's board of directors and agreed to recommend that a Riverside designee be elected to its board of directors during the effectiveness of the agreement, (iii) certain restrictions were placed upon transfer of the Circle Common Shares and the Circle Preferred Shares and (iv) certain registration rights were provided with respect to the Circle Common Shares and the Circle Preferred Shares.

         The terms of all of the above transactions were determined through arm's-length negotiations with Circle.

WICKES INVESTMENT

         On June 20, 1996, pursuant to the previously reported Stock Purchase Agreement (the "Wickes Agreement") dated January 11, 1996 between Riverside and Wickes, Riverside purchased from Wickes 2,000,000 newly-issued shares of Wickes' common stock, par value $.01 per share ("Wickes Common Stock"), for $10,000,000 in cash. As a result of this transaction, Riverside beneficially owns 4,217,288 shares of Wickes Common Stock, constituting approximately 55% of Wickes' outstanding voting common stock and approximately 52% of all outstanding shares of Wickes' common stock.

         The terms of the Wickes Agreement were reviewed and recommended to the boards of directors of Riverside and Wickes by committees comprised of the independent directors of each company. The Wickes board committee received the opinion of its financial advisor that the consideration received by Wickes pursuant to the Wickes Agreement was fair, from a financial point of view, to Wickes as of the date of the opinion.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (b)  PRO FORMA FINANCIAL INFORMATION.

         The following pro forma financial information is set forth on Annex A hereto:

         Unaudited Pro Forma Consolidated Statements of Operations of Riverside Group, Inc. and Subsidiaries for the year ended December 31, 1995 and the quarter ended March 31, 1996

         Unaudited Pro Forma Consolidated Balance Sheet of Riverside Group, Inc. and Subsidiaries as of March 31, 1996

         (c)  EXHIBITS.

                 Exhibit
                 Number                  Description of Exhibit
                 ------                  ----------------------

                  2.1* Merger Agreement dated March 8, 1996 among American Financial Acquisition Corporation, Riverside Group, Inc., Securus Corporation and Circle Investors, Inc. (incorporated by reference to Exhibit 10.11 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1995). Certain schedules and exhibits are omitted. The registrant agrees to provide supplementally to the Commission a copy of any omitted schedule or exhibit upon request.

                  2.2* Stock Purchase Agreement dated January 11, 1996, between Riverside Group, Inc. and Wickes Lumber Company (incorporated by reference to Exhibit 99.1 to the registrant's Current Report on Form 8-K dated January 23, 1996)

                  99.1 Shareholders' Agreement dated June 6, 1996 among American Financial Acquisition Corporation, Riverside Group, Inc. and Circle Investors, Inc.

         *Incorporated by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     RIVERSIDE GROUP, INC.

Date:  June 21, 1996                                 By:  /s/ Catherine J. Gray
                                                        -----------------------
                                                          Catherine J. Gray
                                                          Vice President

                                                                         ANNEX A

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements of Riverside and its subsidiaries are based upon the unaudited condensed consolidated financial statements of Riverside and its subsidiaries contained in the Quarterly Report on Form 10-Q filed by Riverside for the period ended March 31, 1996, the unaudited condensed consolidated financial statements of Wickes and its subsidiaries contained in the Quarterly Report on Form 10-Q filed by Wickes for the period ended March 30, 1996, the consolidated financial statements of Riverside and its subsidiaries and the consolidated financial statements of Wickes contained in the Annual Report on Form 10-K filed by Riverside for the year ended December 31, 1995, and unaudited consolidated financial statements of Circle and its subsidiaries provided by Circle to Riverside at and for the period ended March 31, 1996, and audited consolidated financial statements of Circle and its subsidiaries provided by Circle to Riverside at and for the year ended December 31, 1995.

The unaudited pro forma condensed consolidated balance sheet reflects Riverside's March 31, 1996, unaudited consolidated condensed balance sheet, adjusted to reflect the transactions completed under the Circle Merger Agreement and the Wickes Agreement as though these transactions had been completed on March 31, 1996, consolidated with Wickes' March 30, 1996, unaudited consolidated condensed balance sheet. The unaudited pro forma condensed consolidated statements of operations reflect Riverside's historical results for the three months ended March 31, 1996, and the year ended December 31, 1995, adjusted to reflect the transactions completed under the Circle Merger Agreement and the Wickes Agreement as though these transactions had been completed on January 1, 1995, consolidated with Wickes' unaudited condensed consolidated statements of operations for the three months ended March 30, 1996, and consolidated statement of operations for the year ended December 30, 1995.

The unaudited consolidated condensed balance sheet of Riverside at March 31, 1996, and Wickes at March 30, 1996, and the unaudited consolidated condensed statements of operations of Riverside for the three months ended March 31, 1996, and of Wickes for the three months ended March 30, 1996, have been prepared on the same basis as the historical information derived from audited financial statements. Circle has informed Riverside that the unaudited consolidated balance sheet of Circle at March 31, 1996, and the unaudited consolidated statement of operations of Circle for the three months ended March 31, 1996, have been prepared on the same basis as the historical information derived from audited financial statements. In the opinion of management of Riverside, Wickes and Circle, respectively, the unaudited financial statements of Riverside, Wickes and Circle referred to above, as the case may be, from which such data have been derived contain all adjustments, consisting of normal recurring accruals, necessary for the fair presentation of the results for such periods.

THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS ARE PRESENTED FOR ILLUSTRATIVE PURPOSES ONLY AND SHOULD NOT BE CONSTRUED TO BE INDICATIVE OF THE OPERATING RESULTS OR FINANCIAL POSITION THAT WOULD HAVE OCCURRED IF THE TRANSACTIONS REFLECTED THEREBY HAD BEEN CONSUMMATED AT THE DATES ASSUMED, NOR SHOULD THEY BE CONSIDERED PROJECTIONS OF THE FUTURE OPERATING RESULTS OR FINANCIAL POSITION OF RIVERSIDE.

After completion of the above transactions Riverside will utilize the equity method of accounting for its ongoing investment in Circle and will prepare consolidated financial statements with Wickes as a result of ownership of a majority of Wickes outstanding common stock. Previously Riverside had reported consolidated results of the life insurance operations and used the equity method of accounting for its investment in Wickes.

                     Riverside Group, Inc. and Subsidiaries             ANNEX A
            Pro Forma Condensed Consolidated Statement of Operations
                          Year Ended December 31, 1995
                     (in thousands, except per share data)
                                  (unaudited)

                                                                            Merger &
                                                           Riverside        Wickes Inv.       Consolidate          Riverside
                                                           Historical       Adjustments        Wickes (g)          Pro Forma
                                                         ----------------------------------------------------------------------
Net sales                                                $      --          $      --         $   972,612        $   972,612
Cost of sales                                                   --                 --             751,800            751,800
                                                         ----------------------------------------------------------------------
  Gross profit                                                  --                 --             220,812            220,812
Net realized investment losses                                  (234)            (966)a              --               (1,200)
Equity in earnings (losses) life insurance subsidiaries         --               (122)b              --                 (122)
Equity in losses of Wickes Lumber Company                     (5,849)          (2,250)c             8,099               --
Equity in losses of Wickes Lumber Company affiliates            --                 --              (3,543)            (3,543)
Other operating income                                         1,513             (453)a             5,831              6,891
Premiums and annuity considerations                            8,298           (8,298)a              --                 --
Net investment income                                         14,492          (14,492)d              --                 --
                                                         ----------------------------------------------------------------------
  Total revenues                                              18,220          (26,581)            231,199            222,838

Selling, general and administrative expenses                   5,221           (1,892)d           201,111            204,440
Depreciation, goodwill and trademark amortization               --                 --               6,286              6,286
Restructuring and unusual items                               10,972          (10,972)e            17,798             17,798
Interest expense                                               3,280             (267)f            23,551             26,564
Policyholder benefits                                         15,417          (15,417)a              --                 --
Policy acquisition expenses                                    3,085           (3,085)a              --                 --
                                                         ----------------------------------------------------------------------
  Total expenses                                              37,975          (31,633)            248,746            255,088

Minority interest                                               --                 __               7,104              7,104

Loss from continuing operations before income taxes          (19,755)           5,052             (10,443)           (25,146)

Income tax expense (benefit):
  Current                                                       --                 --               1,353              1,353
  Deferred                                                    (1,910)           1,910 e           (11,796)           (11,796)
                                                         ----------------------------------------------------------------------
  Net loss from continuing operations                    $   (17,845)       $   3,142         $      --          $   (14,703)
                                                         ======================================================================

Loss per share from continuing operations                $     (3.38)                                            $     (2.78)
                                                         ===========                                             ==============
Weighted average number of common shares
  used in computing earnings per share                     5,284,280                                               5,284,280

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements

                     Riverside Group, Inc. and Subsidiaries              ANNEX A
            Pro Forma Condensed Consolidated Statement of Operations
                       Three Months Ended March 31, 1996
                     (in thousands, except per share data)
                                  (unaudited)

                                                                             Merger &
                                                            Riverside        Wickes Inv.     Consolidate        Riverside
                                                            Historical       Adjustments      Wickes (g)        Pro Forma
                                                         ------------------------------------------------------------------
Net sales                                                $      --          $    --          $   152,508        $   152,508
Cost of sales                                                   --               --              117,578            117,578
                                                         ------------------------------------------------------------------
  Gross profit                                                  --               --               34,930             34,930
Net realized investment losses                                   474           (474)a               --                 --
Equity in earnings (losses) life insurance subsidiaries         --               (5)b               --                   (5)
Equity in losses of Wickes Lumber Company                     (2,295)          (912)c              3,207               --
Equity in losses of Wickes Lumber Company affiliates            --               --               (1,058)            (1,058)
Other operating income                                           280            (87)a                888              1,081
Premiums and annuity considerations                            1,966         (1,966)a               --                 --
Net investment income                                          3,157         (3,157)d               --                 --
                                                         ------------------------------------------------------------------
  Total revenues                                               3,582         (6,601)              37,967             34,948

Selling, general and administrative expenses                     952           (416)d             37,049             37,585
Depreciation, goodwill and trademark amortization               --               --                1,532              1,532
Interest expense                                                 789            (18)f              5,506              6,277
Policyholder benefits                                          3,578         (3,578)a               --                 --
Policy acquisition expenses                                    1,057         (1,057)a               --                 --
                                                         ------------------------------------------------------------------
  Total expenses                                               6,376         (5,069)              44,087             45,394

Minority interest                                               --               --                2,867              2,867

Loss from continuing operations before income taxes           (2,794)        (1,532)              (3,253)            (7,579)

Income tax expense (benefit):
  Current                                                       --               --                 --                 --
  Deferred                                                      --               --               (3,253)            (3,253)
                                                         ------------------------------------------------------------------
  Net loss from continuing operations                    $    (2,794)       $(1,532)         $      --          $    (4,326)
                                                         ==================================================================

Loss per share from continuing operations                $     (0.53)                                           $     (0.81)
                                                         ===========                                            ===========

Weighted average number of common shares
  used in computing earnings per share                     5,311,123                                              5,311,123

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements

                     Riverside Group, Inc. and Subsidiaries             ANNEX A
                 Pro Forma Condensed Consolidated Balance Sheet
                              as of March 31, 1996
                                 (in thousands)
                                  (unaudited)

                                                                    Merger &
                                                      Riverside     Wickes Inv.        Consolidate      Riverside
                                                      Historical    Adjustments        Wickes (l)       Pro Forma
                                                    --------------------------------------------------------------
                   ASSETS
Current assets:
  Cash, short-term and other investments              $  9,061       $  (3,552)h       $   2,321        $  7,830
  Accounts receivable                                        -               -            60,858          60,858
  Inventory                                                  -               -           103,029         103,029
  Deferred tax assets                                        -               -            25,906          25,906
  Prepaid expenses                                           -               -             3,738           3,738
                                                    -------------------------------------------------------------
    Total current assets                                 9,061          (3,552)          195,852         201,361
Investment real estate                                  17,851            (525)i               -          17,326
Investment in life insurance subsidiaries, at equity         -           5,900 j               -           5,900
Investment in Wickes Lumber Company, at equity           8,915          10,000 j         (18,915)              -
Property, plant and equipment, net                           -               -            53,796          53,796
Trademark                                                    -               -             7,115           7,115
Deferred tax asset                                         825               -               250           1,075
Excess of cost over fair value of assets acquired            -               -             9,545           9,545
Other assets                                             3,886          (2,756)i          17,958          19,088
Fixed maturities                                       147,398        (147,398)i               -               -
Equity securities                                        1,064          (1,064)i               -               -
Mortgage and construction loans                         27,566         (27,566)i               -               -
Policy loans                                            19,572         (19,572)i               -               -
Accrued investment income                                2,905          (2,905)i               -               -
Reinsurance receivables                                 25,669         (25,669)i               -               -
Value of acquired insurance in force                    18,065         (18,065)i               -               -
Deferred policy acquisition costs                        2,020          (2,020)i               -               -
                                                    -------------------------------------------------------------
    Total assets                                      $284,797       $(235,192)        $ 265,601        $315,206
                                                    =============================================================

         LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt                $      -       $       -         $     328        $    328
  Accounts payable                                           -               -            38,776          38,776
  Accrued liabilities                                    4,464          (2,750)k          31,181          32,895
                                                    -------------------------------------------------------------
    Total current liabilities                            4,464          (2,750)           70,285          71,999
Long-term debt, less current maturities                 28,849         (18,000)j         184,288         195,137
Mortgage debt                                                -          17,798 j               -          17,798
Other long-term liabilities                                  -               -             2,378           2,378
Future life insurance benefits                         137,349        (137,349)i               -               -
Policyholder contract deposits and other funds          94,011         (94,011)i               -               -
Unpaid claims                                            1,147          (1,147)i               -               -
Minority interest                                            -               -             8,650           8,650
  Common stock                                             531               -                 -             531
  Additional paid-in capital                            17,209               -                 -          17,209
  Retained earnings                                      1,129             375 j               -           1,504
  Unrealized investment appreciation
   (depreciation)                                          108            (108)i               -               -
                                                    -------------------------------------------------------------
    Total common stockholders' equity                   18,977             267                 -          19,244
                                                    -------------------------------------------------------------
    Total liabilities and common
     stockholders' equity                              $284,797       $(235,192)        $ 265,601        $315,206
                                                    =============================================================

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements

                                                                         ANNEX A


   NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

STATEMENTS OF OPERATIONS

(a) These adjustments relate solely to the elimination of the historical results of the life insurance operations, which were merged with those of Circle.

(b) Reflects the equity in net losses of Circle common shareholders at 30.5% of Circle pro forma net income less preferred stock dividend requirements.

(c) Reflects the pro forma additional equity in Wickes' losses resulting from purchase of two million additional shares of Wickes common stock. Pro forma adjustments to Wickes historical results are as follows:

                                                                       Three Mos.
                                                      Year Ended         Ended
                                                       12/31/95         3/31/96
                                                       --------        --------
                                                            (in thousands)

Wickes historical losses                               $(15,599)       $ (6,174)
Interest expense savings*
                                                            800             200
                                                       --------        --------
  Adjusted Wickes losses                               $(14,799)       $ (5,974)
                                                       ========        ========
Pro forma equity in adjusted Wickes losses (52%)       $ (7,695)       $ (3,106)
Goodwill amortization**                                    (404)           (101)
                                                       --------        --------
  Adjusted equity in Wickes losses                       (8,099)         (3,207)
Historical equity in Wickes losses (36%)                 (5,849)         (2,295)
                                                       --------        --------
  Net adjustment to equity in Wickes losses            $ (2,250)       $   (912)
                                                       ========        ========

         * Pro forma reduction in interest expense for net reduction in Wickes long term debt of $9 million from proceeds of the Stock Purchase Agreement.

         ** Amortization of the excess of cost of Wickes shares acquired over value of Wickes net assets. Pro forma amounts attributable to the two million additional Wickes shares acquired are $200,000 and $50,000 for the year ended December 31, 1995 and three months ended March 31, 1996, respectively.

(d) Includes reclassification of net investment expense related to real estate and mortgage lending operations to general expenses in addition to elimination of historical net investment income and general expenses of life insurance operations merged with those of Circle as follows:

                                                                         ANNEX A

                                                                           Three Mos.
                                                           Year Ended        Ended
                                                            12/31/95        3/31/96
                                                            --------        -------
                                                                (in thousands)
Net investment income of life insurance operations merged  $(15,780)       $ (3,495)
Reclass expenses of real estate and mortgage lending
operations                                                    1,288             338
                                                           --------        --------
Pro forma adjustment to net investment income              $(14,492)       $ (3,157)
                                                           ========        ========

General expenses of life insurance operations merged       $ (3,180)       $   (754)
Reclass expenses of real estate and mortgage lending
operations                                                    1,288             338
                                                           --------        --------
Pro forma adjustment to S, G & A expenses                  $ (1,892)       $   (416)
                                                           ========        ========

(e) Eliminates nonrecurring, restructuring charges incurred in 1995, net of income tax benefits, related to the Circle Merger Agreement.

(f)  Net adjustment in interest expense is as follows:

                                                                   Three Mos.
                                                    Year Ended       Ended
                                                     12/31/95       3/31/96
                                                    ----------     ----------
                                                         (in thousands)
Eliminate interest expense on bank debt repaid       $(1,780)       $  (396)
Add interest expense on mortgage debt
                                                       1,513            378
                                                     -------        -------
  Net decrease in interest expense                   $  (267)       $   (18)
                                                     =======        =======

(g) Adjustments required to consolidate the historical results, eliminate the equity entry and record minority interest for Wickes. Includes pro forma adjustments to Wickes historical results for goodwill amortization and interest expense as previously discussed.

BALANCE SHEET

Cash and assets received in the Circle Merger (other than 951,486 shares of Wickes common stock distributed by American Founders to AFAC) of approximately $41.3 million are applied as follows (in thousands):

Net cash retained (before taxes and expenses)*            $ 4,868
Wickes stock purchase                                      10,000
Real estate down payment and other assets purchased         2,525
Circle stock                                                5,900
Repay bank debt and accrued interest                       18,037
                                                          -------
     Total                                                $41,330
                                                          =======

* Includes additional payment of $430,000 received by Riverside for the value of tax loss carryforwards utilized by the life insurance operations from January 1, 1996, through closing of the Circle Merger. Historical and pro forma balance sheets include accrued liabilities of $600,000 for closing costs and deferred tax assets have been reduced by $600,000 for accrued income taxes related to the Circle Merger.

                                                                         ANNEX A



(h) Eliminates cash and short-term investments of life insurance operations net of cash retained under Circle Merger Agreement as disclosed above.

(i)  Eliminate historical balances of life insurance operations.

(j) Record investments in Circle stock received, purchase of two million shares of Wickes common stock, repayment of bank debt, mortgage debt on purchase of real estate and estimated net gain on merger transaction.

(k) Eliminate accrued liabilities of life insurance operations net of accrued closing costs of $600,000 less accrued interest on bank debt repaid of $37,000.

(l) Adjustments to consolidate historical results, eliminate the equity entry and record minority interest of Wickes. Excess of cost over fair value of assets acquired includes approximately $5 million attributable to the two million additional Wickes shares acquired and $4.5 million from previous purchases of Wickes stock. Includes pro forma adjustment reducing Wickes long-term debt by approximately $9 million for use of proceeds of the Wickes Agreement after stock issue and related transaction costs incurred by Wickes.